UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2005

The Reynolds and Reynolds Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-10147	31-0421120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Reynolds Way, Dayton, Ohio		45430
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-485-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Mr. Yen-Ping Shan was recently hired to serve as CIO and Senior Vice President, Engineering and Development, effective November 30, 2005. He will be an executive officer of the company. Pursuant to the terms of his employment, Mr. Shan is entitled to receive an annual base salary of $375,000 and he is entitled to participate in the company's executive compensation arrangements described in the company’s Proxy Statement filed with the SEC on January 6, 2005 (the "2005 Proxy Statement"), including without limitation, bonus programs and equity compensation plans. In addition, Mr. Shan was granted a sign-on bonus, payable on November 30, 2005, of (i) 25,000 shares of restricted stock under the 2004 Executive Stock Plan (as defined below), 12,500 of which will have time-based restrictions and 12,500 of which will have performance-based restrictions and (iii) 100,000 stock options issued at fair market value and vesting 33% over a three year period. Mr. Shan is also guaranteed a fiscal year 2006 bonus of $200,000 provided he has not resigned or been terminated for cause (as defined in the 2004 Executive Stock Incentive Plan) prior to the end of the 2006 fiscal year. Mr. Shan is entitled to a severance package equal to a lump sum severance payment equal to one (1) times his annual base salary plus bonus following his a termination by the company for any reason other than cause (as defined in the company's 2004 Executive Stock Incentive Plan filed with the SEC on December 30, 2003 as Appendix C to the company's Proxy Statement (the "2004 Executive Stock Plan"). The company also will enter into a change in control agreement with Mr. Shan on November 1, 2005, substantially in the form filed with the SEC on October 6, 2004 under Item 1.01 of the company's Current Report on Form 8-K (the "2004 8-K").

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Reynolds and Reynolds Company

November 3, 2005	By:	Robert S. Guttman

Name: Robert S. Guttman
Title: VP, General Counsel and Secretary